Exhibit 99.1

NEWS RELEASE
Contact: Barry Sievert
Vice President, Investor Relations
(214) 303-3437

DEAN FOODS REPORTS STRONG SECOND QUARTER RESULTS

•	Reported Solid Growth Across All Operating Segments
•	Q2 Diluted Earnings per Share of $0.30, Adjusted Diluted Earnings per Share Increase 100 percent to $0.36
•	Segment Operating Income Rises, 41 percent at Fresh Dairy Direct, 31 percent at WhiteWave-Alpro, 19 percent at Morningstar
•	Third Quarter 2012 Guidance of $0.25-$0.30 Adjusted Diluted Earnings per Share
•	Full Year 2012 Guidance Increased to $1.18-$1.28 Adjusted Diluted Earnings per Share

DALLAS, TX, August 7, 2012 – Dean Foods Company (NYSE: DF) today announced strong second quarter results driven by continued solid growth across all operating segments as well as a continued focus on expense control. The Company reported second quarter 2012 diluted earnings per share of $0.30, compared to a second quarter 2011 loss of $0.28 per share. The year ago quarter included a $131 million charge related to the settlement of the Tennessee dairy farmer class action litigation. On an adjusted basis, second quarter 2012 diluted earnings per share were $0.36, a 100 percent increase from the $0.18 earnings per diluted share in the prior year’s second quarter.

Second quarter consolidated operating income totaled $146 million, compared to a consolidated operating loss of $16 million in the second quarter of 2011. Adjusted second quarter consolidated operating income totaled $157 million, a 37 percent increase from $114 million reported in the second quarter of 2011.

Separately, Dean Foods announced today that The WhiteWave Foods Company, which will be comprised of Dean Foods’ WhiteWave-Alpro segment, has filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission (“SEC”) relating to its proposed initial public offering of up to 20 percent of its common stock. Proceeds from the offering, as well as $800-$925 million to be borrowed under a new credit facility at The WhiteWave Foods Company, are expected to be applied to reduce Dean Foods’ outstanding debt. As a result, management expects Dean Foods’ leverage ratio to decline to approximately 3.5x debt to EBITDA, as defined by its credit agreements, following the transaction, assuming a Q4 2012 closing. In the event that the IPO is not completed by year end, management expects the Dean Foods year-end leverage ratio to be approximately 3.75x. At the time of the offering, Gregg Engles will be appointed Chairman and CEO of The WhiteWave Foods Company, while remaining Chairman of Dean Foods. Gregg Tanner, President of Fresh Dairy Direct and Chief Supply Chain Officer, will be promoted to CEO of Dean Foods. Gregg Tanner has over 30 years of food industry experience with companies including The Hershey Company, ConAgra Foods, Quaker Oats Company, and Ralston Purina Company. His leadership of Fresh Dairy Direct and the Supply Chain organization over the past 5 years with Dean Foods has been instrumental in the strong return to growth at Fresh Dairy Direct. For additional information, please refer to Dean Foods’ separate press release issued today.

“We continued to build on our momentum in the second quarter, delivering strong growth across all of our operating segments,” said Gregg Engles, Chairman and CEO. “In addition to each of our businesses executing well against their stated plans, we also continued to benefit from disciplined expense control across the organization. As a result of these efforts, we reported a 37 percent increase in consolidated adjusted operating income and a 100 percent increase in adjusted diluted earnings per share. We are pleased with the progress we continue to make on all fronts, which is clearly translating into significantly improved financial performance and flexibility.”

Net income attributable to Dean Foods totaled $56 million, compared to a net loss of $51 million in the prior year second quarter. Adjusted net income for the second quarter was $66 million, a 105 percent increase from $32 million in the second quarter of 2011.

Net sales for the second quarter totaled $3.1 billion, compared to $3.3 billion of net sales in the second quarter of 2011, reflecting the pass-through of lower dairy commodity costs.

Summary of Dean Foods Second Quarter 2012 Operating Results

	Q2 2012
	$ millions	Y/Y
	(except EPS)	Change
Consolidated Adjusted Operating Income	$157	+37%
Adjusted Interest Expense	$53	-17%
Consolidated Adjusted Net Income	$66	+105%
Adjusted Diluted Earnings per Share	$0.36	+100%

WHITEWAVE – ALPRO

For the second quarter of 2012, the WhiteWave-Alpro segment reported net sales of $573 million, 11 percent higher than second quarter 2011 net sales of $514 million. Strong category growth, and continued investment in brand building, innovation, and marketing drove the second quarter performance.

Second Quarter 2012 WhiteWave-Alpro Summary

	Q2 2012	Y/Y
	$ millions	Change
Net Sales	$573	+11%
Operating Income	$58	+31%

Among the product categories at WhiteWave-Alpro, net sales in the plant-based foods and beverages platform, which includes Silk® soymilk, almondmilk and coconutmilk products, increased more than 20 percent in the second quarter, driven by continued strong growth of Silk PureAlmond®. Net sales in the coffee creamers and beverages platform, which includes coffee creamers under the International Delight®, Land OLakes®, Silk® and Horizon Organic® brands, as well as International Delight Iced Coffee, increased by nearly 20 percent in the second quarter, driven by continued strong growth of International Delight Creamers and Iced Coffee. Net sales in the premium dairy platform, which includes Horizon Organic® branded milk and other products, increased mid-single digits. Alpro net sales increased high-single digits on a Euro currency basis and declined mid-single digits after currency conversion.

A culture of efficiency and expense control at WhiteWave-Alpro leveraged 11 percent top-line growth to deliver 31 percent operating income growth in the second quarter. For the quarter, WhiteWave-Alpro operating income was $58 million, versus $44 million in the second quarter of 2011.

FRESH DAIRY DIRECT

Second Quarter 2012 Fresh Dairy Direct Summary

	Q2 2012	Y/Y
	$ millions	Change
Fluid Milk Volume	—	-1.2%
Fluid Milk Volume, adjusted*	—	+0.1%
Operating Income ($ millions)	$125	+41%

*	adjusted to exclude the estimated impact of the September 2011 Waukesha, WI plant divestiture

Fresh Dairy Direct delivered another quarter of strong performance, driven by continued volume outperformance of the industry, a favorable commodity environment, effective price realization and strong expense control. For the second quarter, Fresh Dairy Direct fluid milk volumes were essentially flat on a year-over-year basis, excluding the impact of divestitures. This compares to the balance of the industry that experienced a volume decline of approximately 2.5 percent on a year-over-year basis, based on USDA data and Company estimates.

Fresh Dairy Direct net sales were $2.2 billion, a 10 percent decline from $2.4 billion in net sales for the second quarter of 2011, reflecting the pass-through of lower dairy commodity costs. The second quarter 2012 average Class I Mover, a measure of raw milk costs, was $15.58 per hundred-weight, a decrease of 21 percent from the second quarter of 2011.

Second quarter Fresh Dairy Direct operating income was $125 million, a 41 percent increase from $89 million in the second quarter of 2011.

MORNINGSTAR

Second Quarter 2012 Morningstar Summary

	Q2 2012	Y/Y
	$ millions	Change
Volume	—	+10%
Operating Income ($ millions)	$32	+19%

Second quarter Morningstar volumes increased 10 percent, reflecting continued growth in foodservice and retail channels. Core volume growth, offset by the pass-through of lower dairy commodity costs, drove Morningstar net sales of $345 million, essentially flat with the year ago period. Morningstar operating income increased 19 percent in the second quarter to $32 million, from $27 million in the second quarter of 2011.

CORPORATE EXPENSE

Second quarter Corporate expense totaled $63 million, compared to $49 million in the second quarter of 2011. Second quarter 2012 adjusted Corporate expense totaled $59 million, compared to $48 million in the year-ago period, reflecting strong expense control across G&A, offset by higher incentive compensation expense.

CASH FLOW

Net cash provided by operating activities for the six months ended June 30, 2012 totaled $239 million, compared to $180 million in the second quarter of 2011. Free cash flow from operations, which is defined as net cash provided by operations less capital expenditures, was $143 million for the first six months of 2012, compared to $61 million for the same period in 2011. A reconciliation between net cash provided by operations and free cash flow from continuing operations is included below.

Year-to-date capital expenditures totaled $96 million, compared to $119 million for the first six months of 2011. Total debt outstanding, net of cash on hand, as of June 30, 2012, decreased by $196 million from March 31, 2012. The Company’s funded debt to EBITDA ratio as defined by its credit agreements declined to 3.96x as of the end of the second quarter, comfortably below its maximum leverage covenant ratio of 5.50x. Management continues to focus on reducing the Company’s overall leverage.

FORWARD OUTLOOK

“Looking ahead at Q3 and the balance of the year, we expect continued strong performance across the business,” continued Engles. “We expect first half momentum to continue at WhiteWave with strong volume-driven net sales growth and operating leverage.

“At Fresh Dairy Direct, we will continue to focus on the fundamentals of the business. Volume performance, price realization, and cost efficiency. We expect to continue to post solid year-over-year growth despite expectations for a rising dairy commodity environment. We expect mid to high-teens full year operating income growth at Fresh Dairy Direct.

“At Morningstar, solid customer growth, new product innovations, and a focused approach are expected to drive continued success for the segment over the balance of the year, resulting in mid-teens full year operating income growth.

“In total, strong operating segment performance, and a continued focus on efficiency and leverage reduction should drive continued strong operating income and EPS growth. For the third quarter, we expect adjusted diluted earnings per share to be between $0.25 and $0.30. Given our strong performance in the first half, and expectations for continued momentum over the balance of the year, we are increasing our full year guidance for adjusted diluted earnings per share to a range of $1.18-1.28 per share under our current corporate structure.”

CONFERENCE CALL WEBCAST

A webcast to discuss the Company’s financial results and outlook will be held at 9:30 ET, August 8, 2012, and may be heard live by visiting the “Webcast” section of the Company’s site at www.deanfoods.com/investors. A slide presentation will accompany the webcast.

ABOUT DEAN FOODS

Dean Foods is a leading food and beverage company in the United States and a European leader in branded plant-based foods and beverages. The Company’s Fresh Dairy Direct segment is one of the nation’s largest processors and direct-to-store distributors of fluid milk marketed under more than 50 local and regional dairy brands and private labels. Fresh Dairy Direct also distributes ice cream, cultured products, juices, teas, bottled water and other products. The WhiteWave-Alpro segment produces and sells an array of nationally and internationally branded plant-based foods and beverages, coffee creamers and beverages, and premium dairy products. WhiteWave brands—including Silk®, Horizon Organic®, International Delight®, and LAND O’LAKES®—are category leaders and consumer favorites. Alpro is the pan-European leader in branded soy food and beverage products with the Alpro® soya and Provamel® brands. Morningstar Foods is a leading warehouse delivery dairy business that produces and sells traditional and specialty dairy items, including cultured dairy products, ice cream mixes, coffee creamers, aerosol whipped toppings, traditional and value-added milks, and blended iced beverages to retailers and foodservice providers nationwide. For more information, visit www.deanfoods.com.

CONTACT: Corporate Communications, Liliana Esposito, +1-214-721-7766; or Investor Relations, Barry Sievert, +1-214-303-3438

FORWARD-LOOKING STATEMENTS

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, projected sales, operating income, net income, adjusted diluted earnings per share, debt covenant compliance, cost reduction strategies, divestitures, capital expenditures, new product launches, the proposed initial public offering of WhiteWave-Alpro, as well as expected financial performance. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. The Company’s ability to meet targeted financial and operating results, including targeted cost reductions, sales, operating income, net income and earnings per share depends on a variety of economic, competitive and governmental factors, including raw material availability and costs, the demand for the Company’s products, and the Company’s ability to access capital under its credit facilities or otherwise, many of which are beyond the Company’s control and which are described in the Company’s filings with the Securities and Exchange Commission. The Company’s ability to profit from its branding initiatives depends on a number of factors including consumer acceptance of the Company’s products. The forward-looking statements in this press release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

STATEMENT ON THE WHITEWAVE FOODS COMPANY REGISTRATION STATEMENT

A registration statement relating to the securities of The WhiteWave Foods Company has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy these securities be accepted before the time the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

[Additional tables to follow]

# # #

DEAN FOODS COMPANY

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	GAAP		ADJUSTED*
	Three months ended		Three months ended
	June 30,		June 30,
	2012	2011	2012			2011
Net sales	$3,125,504	$3,298,808	$3,125,504			$3,298,808
Cost of sales	2,320,384	2,539,247	2,320,384			2,539,247

Gross profit	805,120	759,561	805,120			759,561
Operating costs and expenses:
Selling and distribution	497,621	492,094	497,621			492,094
General and administrative	152,655	153,645	148,655	(e	)	152,985	(a	)(e)
Amortization of intangibles	2,304	2,637	2,304			2,637
Facility closing and reorganization costs	6,532	21,226	—	(b	)	—	(b	)
Litigation settlement	—	131,300	—			—	(c	)
Other operating income	—	(24,898)	—			—	(a	)
Loss attributable to non-controlling interest in Hero JV	—	—	—			(2,463)	(d	)

Total operating costs and expenses	659,112	776,004	648,580			645,253

Operating income (loss)	146,008	(16,443)	156,540			114,308
Interest expense	53,822	63,493	52,972	(c	)	63,493
Other income, net	(1,951)	(707)	(1,951)			(710)

Income (loss) from continuing operations before income taxes	94,137	(79,229)	105,519			51,525

Income tax expense (benefit)	35,514	(26,209)	39,407	(f	)	19,242	(f	)

Income (loss) from continuing operations	58,623	(53,020)	66,112			32,283
Loss on sale of discontinued operations, net of tax	(2,458)	—	—	(g	)	—

Net income (loss)	56,165	(53,020)	66,112			32,283
Net loss attributable to non-controlling interest	—	2,507	—			—	(d	)

Net income (loss) attributable to Dean Foods Company	$56,165	$(50,513)	$66,112			$32,283

Average common shares:
Basic	184,558	183,360	184,558			183,360
Diluted	185,258	183,360	185,258			184,144	(h	)

Basic earnings (loss) per common share:
Income (loss) from continuing operations attributable to Dean Foods Company	$0.31	$(0.28)	$0.36			$0.18
Loss from discontinued operations attributable to Dean Foods Company	(0.01)	—	—			—

Net income (loss) attributable to Dean Foods Company	$0.30	$(0.28)	$0.36			$0.18

Diluted earnings (loss) per common share:
Income (loss) from continuing operations attributable to Dean Foods Company	$0.31	$(0.28)	$0.36			$0.18
Loss from discontinued operations attributable to Dean Foods Company	(0.01)	—	—			—

Net income (loss) attributable to Dean Foods Company	$0.30	$(0.28)	$0.36			$0.18

*	See notes to Earnings Release Tables

DEAN FOODS COMPANY

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except share data)

	GAAP		ADJUSTED*
	Six months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012		2011
Net sales	$6,339,598	$6,348,662	$6,339,598		$6,348,662
Cost of sales	4,746,625	4,838,819	4,746,625		4,838,819

Gross profit	1,592,973	1,509,843	1,592,973		1,509,843
Operating costs and expenses:
Selling and distribution	1,001,856	977,896	1,001,856		977,896
General and administrative	282,160	318,307	278,160	(e)	309,796	(a)(e)
Amortization of intangibles	4,589	5,375	4,589		5,375
Facility closing and reorganization costs	35,354	31,869	—	(b)	—	(b)
Litigation settlements	—	131,300	—		—	(c)
Other operating income	—	(44,388)	—		—	(a)
Loss attributable to non-controlling interest in Hero JV	—	—	—		(4,300	)(d)

Total operating costs and expenses	1,323,959	1,420,359	1,284,605		1,288,767

Operating income	269,014	89,484	308,368		221,076

Interest expense	114,569	128,763	112,869	(c)	128,763
Other income, net	(1,397)	(755)	(1,397)		(755)

Income (loss) from continuing operations before income taxes	155,842	(38,524)	196,896		93,068

Income tax expense (benefit)	59,336	(8,886)	73,935	(f)	35,976	(f)

Income (loss) from continuing operations	96,506	(29,638)	122,961		57,092
Loss on sale of discontinued operations, net of tax	(2,458)	—	—	(g)	—

Net income (loss)	94,048	(29,638)	122,961		57,092
Net loss attributable to non-controlling interest	—	4,388	—		—	(d)

Net income (loss) attributable to Dean Foods Company	$94,048	$(25,250)	$122,961		$57,092

Average common shares:
Basic	184,331	183,090	184,331		183,090
Diluted	185,250	183,090	185,250		183,875	(h)

Basic earnings (loss) per common share:
Income (loss) from continuing operations attributable to
Dean Foods Company	$0.52	$(0.14)	$0.67		$0.31
Loss from discontinued operations attributable to
Dean Foods Company	(0.01)	—	—		—

Net income (loss) attributable to Dean Foods Company	$0.51	$(0.14)	$0.67		$0.31

Diluted earnings (loss) per common share:
Income (loss) from continuing operations attributable to
Dean Foods Company	$0.52	$(0.14)	$0.66		$0.31
Loss from discontinued operations attributable to
Dean Foods Company	(0.01)	—	—		—

Net income (loss) attributable to Dean Foods Company	$0.51	$(0.14)	$0.66		$0.31

*	See notes to Earnings Release Tables

DEAN FOODS COMPANY

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	June 30,	December 31,
	2012	2011
ASSETS
Cash and cash equivalents	$60,370	$114,851
Other current assets	1,521,376	1,601,471

Total current assets	1,581,746	1,716,322
Property, plant and equipment, net	2,043,415	2,114,380
Intangibles and other assets, net	1,927,930	1,923,661

Total Assets	$5,553,091	$5,754,363

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Total current liabilities, excluding debt	$1,189,332	$1,293,003
Total long-term debt, including current portion	3,552,035	3,765,928
Other long-term liabilities	814,828	794,083
Total Dean Foods Company stockholders’ deficit	(3,104)	(103,398)
Non-controlling interest	—	4,747

Total stockholders’ deficit	(3,104)	(98,651)

Total Liabilities and Stockholders’ Deficit	$5,553,091	$5,754,363

DEAN FOODS COMPANY

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six months ended June 30,
	2012	2011
Operating Activities
Net cash provided by operating activities	$238,674	$179,648

Investing Activities
Payments for property, plant and equipment	(95,506)	(118,754)
Cash proceeds from insurance and other recoveries	6,352	—
Proceeds from divestitures	—	185,713
Proceeds from sale of fixed assets	10,521	4,685
Other, net	(793)	—

Net cash provided by (used in) investing activities	(79,426)	71,644

Financing Activities
Net repayment of debt	(214,588)	(239,539)
Issuance of common stock, net of share repurchases	1,411	3,848
Tax savings on share-based compensation	323	—
Capital contribution from non-controlling interest	—	4,950

Net cash used in financing activities	(212,854)	(230,741)

Effect of exchange rate changes on cash and cash equivalents	(875)	3,249

Increase (decrease) in cash and cash equivalents	(54,481)	23,800
Cash and cash equivalents, beginning of period	114,851	92,007

Cash and cash equivalents, end of period	$60,370	$115,807

Computation of Free Cash Flow provided by operating activities

Net cash provided by operating activities	$238,674	$179,648
Net additions to property, plant and equipment	(95,506)	(118,754)

Free cash flow provided by operating activities	$143,168	$60,894

DEAN FOODS COMPANY

Segment Information and Reconciliation of GAAP to Adjusted Earnings

(Unaudited)

(In thousands, except per share data)

	Three months ended
	June 30, 2012
	GAAP	Asset write-down & (gain) loss on sales of assets (a)	Facility closing & reorganization costs (b)	Litigation settlement (c)	Non-controlling interest in Hero JV (d)	Other adjustments (e)(g)	Adjusted*
Segment operating income (loss):

Fresh Dairy Direct	$125,205	$—	$—	$—	$—	$—	$125,205
Morningstar	32,171	—	—	—	—	—	32,171
Whitewave - Alpro	57,695	—	—	—	—	—	57,695
Corporate	(62,531)	—	—	—	—	4,000	(58,531)
Facility closing and reorganization costs	(6,532)	—	6,532	—	—	—	—

Total operating income	$146,008	$—	$6,532	$—	$—	$4,000	$156,540

Net income attributable to Dean Foods Company (f)	$56,165	$—	$4,365	$549	$—	$5,033	$66,112

Diluted earnings per share	$0.30	$—	$0.03	$—	$—	$0.03	$0.36

	Three months ended
	June 30, 2011
		Asset write-down	Facility closing	Litigation	Non-controlling
		& (gain) loss on	& reorganization	settlement	interest in	Other
		sales of assets	costs		Hero JV	adjustments
	GAAP	(a)	(b)	(c)	(d)	(e )	Adjusted*
Segment operating income (loss):

Fresh Dairy Direct	$88,641	$—	$—	$—	$—	$—	$88,641
Morningstar	27,064	—	—	—	—	—	27,064
Whitewave - Alpro	44,101	—	—	—	—	—	44,101
Non-controlling interest in Hero JV	—	—	—	—	2,463	—	2,463
Corporate	(48,621)	266	—	—	—	394	(47,961)
Facility closing and reorganization costs	(21,226)	—	21,226	—	—	—	—
Litigation settlement	(131,300)	—	—	131,300	—	—	—
Other income	24,898	(24,898)	—	—	—	—	—

Total operating income (loss)	$(16,443)	$(24,632)	$21,226	$131,300	$2,463	$394	$114,308

Net income (loss) attributable to Dean Foods Company (f)	$(50,513)	$(15,869)	$13,874	$84,537	$—	$254	$32,283

Diluted earnings (loss) per share (h)	$(0.28)	$(0.08)	$0.08	$0.46	$—	$—	$0.18

*	See notes to Earnings Release Tables

DEAN FOODS COMPANY

Segment Information and Reconciliation of GAAP to Adjusted Earnings

(Unaudited)

(In thousands, except per share data)

	Six months ended
	June 30, 2012
		Asset write-down	Facility closing	Litigation	Non-controlling
		& (gain) loss on	& reorganization	settlement	interest in	Other
		sales of assets	costs		Hero JV	adjustments
	GAAP	(a)	(b)	(c)	(d)	(e)(g)	Adjusted*
Segment operating income (loss):

Fresh Dairy Direct	$226,401	$—	$—	$—	$—	$—	$226,401
Morningstar	60,921	—	—	—	—	—	60,921
Whitewave - Alpro	118,005	—	—	—	—	—	118,005
Corporate	(100,959)	—	—	—	—	4,000	(96,959)
Facility closing and reorganization costs	(35,354)	—	35,354	—	—	—	—

Total operating income	$269,014	$—	$35,354	$—	$—	$4,000	$308,368

Net income attributable to Dean Foods Company (f)	$94,048	$—	$22,783	$1,097	$—	$5,033	$122,961

Diluted earnings per share	$0.51	$—	$0.12	$—	$—	$0.03	$0.66

	Six months ended
	June 30, 2011
		Asset write-down	Facility closing		Non-controlling
		& (gain) loss on	& reorganization	Litigation	interest in	Other
		sales of assets	costs	settlement	Hero JV	adjustments
	GAAP	(a)	(b)	(c)	(d)	(e )	Adjusted*
Segment operating income (loss):

Fresh Dairy Direct	$174,679	$—	$—	$—	$—	$—	$174,679
Morningstar	52,508	—	—	—	—	—	52,508
Whitewave - Alpro	90,192	—	—	—	—	—	90,192
Non-controlling interest in Hero JV	—	—	—	—	4,300	—	4,300
Corporate	(109,114)	8,117	—	—	—	394	(100,603)
Facility closing and reorganization costs	(31,869)	—	31,869	—	—	—	—
Litigation settlement	(131,300)	—	—	131,300	—	—	—
Other income	44,388	(44,388)	—	—	—	—	—

Total operating income	$89,484	$(36,271)	$31,869	$131,300	$4,300	$394	$221,076

Net income (loss) attributable to Dean Foods Company (f)	$(25,250)	$(22,872)	$20,423	$84,537	$—	$254	$57,092

Diluted earnings (loss) per share (h)	$(0.14)	$(0.12)	$0.11	$0.46	$—	$—	$0.31

*	See notes to Earnings Release Tables

For the three and six months ended June 30, 2012 and 2011, the adjusted results and certain other non-GAAP financial measures differ from the Company’s results under GAAP by excluding the following:

(a)	The adjustment reflects the elimination of the following:

i.	A net gain resulting from the sales of our Mountain High and private label yogurt operations, which closed on February 1, 2011 and April 1, 2011, respectively;

ii.	A net loss resulting from the sale of our fluid milk operations at our manufacturing facility in Waukesha, Wisconsin, which was completed on September 8, 2011; and

iii.	Charges associated with the cease-use of certain corporate assets.

(b)	The adjustment reflects the elimination of charges related to announced facility closings and reorganization costs.

(c)	The adjustment reflects the elimination of a charge and related interest accretion, in connection with our previously disclosed dairy farmer class action lawsuit filed in the United States District Court for the Eastern District of Tennessee. The Court granted final approval of the settlement agreement on June 15, 2012.

(d)	In 2011, the results of operations for the Hero/WhiteWave joint venture were consolidated for financial reporting purposes. The adjustment reflects the operating loss attributable to the 50% interest in the Hero/WhiteWave joint venture that we do not own. As of June 30, 2012, we have completed the shutdown of the operations and only an immaterial amount of assets remain as part of the investment. We may incur additional charges related to the final settlement with Hero Group.

(e)	The adjustment reflects the elimination of transaction-related fees in connection with the filing of a registration statement on Form S-1 for The WhiteWave Foods Company on August 7, 2012 and on acquisitions and divestitures that have closed or are expected to close.

(f)	The adjustment reflects the income tax impact for income from continuing operations before income taxes on adjustments (a) through (e).

(g)	The adjustment reflects the elimination of discontinued operations, net of tax.

(h)	The adjustment reflects an add-back of the dilutive shares, which were anti-dilutive for GAAP purposes.

DEAN FOODS COMPANY

Reconciliation of Selected Financial Data of Historical WhiteWave-Alpro Segment Results to Stand-Alone Financial Statements

(Unaudited)

(In thousands)

	Six months ended
	June 30, 2012
	Historical Segment Results	Sales by Related Parties (i)	Sales to Related Parties (j)	Hero Discontinued Operations (k)	Intellectual Property License Agreement (l)	Other Adjustments (m)	Stand-Alone Financial Statements
Net sales to external customers	$1,144,367	$(93,483)	$—	$—	$—	$—	$1,050,884
Net sales to related parties	—	—	55,590	—	—	—	55,590

Total net sales	$1,144,367	$(93,483)	$55,590	$—	$—	$—	$1,106,474

Operating income	$118,005	$(25,927)	$—	$—	$21,316	$(22,323)	$91,071

	Year ended
	December 31, 2011
	Historical Segment Results	Sales by Related Parties (i)	Sales to Related Parties (j)	Hero Discontinued Operations (k)	Intellectual Property License Agreement (l)	Other Adjustments (m)	Stand-Alone Financial Statements
Net sales to external customers	$2,109,892	$(184,449)	$—	$(8,613)	$—	$—	$1,916,830
Net sales to related parties	—	—	108,921	—	—	—	108,921

Total net sales	$2,109,892	$(184,449)	$108,921	$(8,613)	$—	$—	$2,025,751

Operating income	$199,674	$(51,080)	$—	$12,435	$42,680	$(28,015)	$175,694

For the six months ended June 30, 2012 and for the fiscal year ended December 31, 2011, the consolidated financial statements of The WhiteWave Foods Company, which will be comprised of our WhiteWave-Alpro segment in a registration statement on Form S-1 filed on August 7, 2012 differ from our historically reported WhiteWave-Alpro segment results. The selected data includes the following adjustments that were reflected in preparation of The WhiteWave Foods Company historical consolidated financial statements on a stand-alone basis:

(i)	A portion of WhiteWave-Alpro’s products are produced, distributed and sold by Fresh Dairy Direct and Morningstar. Those sales, together with their related costs, are included in our historical WhiteWave-Alpro segment for management and segment reporting purposes. The adjustment reflects the elimination of these sales and operating income from The WhiteWave Foods Company consolidated financial statements.

(j)	The adjustment reflects net sales to related parties for WhiteWave-Alpro’s sales of raw materials and finished products to Fresh Dairy Direct and Morningstar.

(k)	The adjustment reflects the elimination of the operations of the Hero joint venture, which have been reclassified as discontinued operations in The WhiteWave Foods Company consolidated financial statements for the years ended December 31, 2011, 2010 and 2009. During the first quarter of 2012 we completed the shutdown of the operations of the 50% owned joint venture between WhiteWave-Alpro and Hero Group.

(l)	The adjustment reflects income for an intellectual property licensing agreement between WhiteWave-Alpro and Morningstar, whereby Morningstar has rights to use WhiteWave-Alpro’s intellectual property, in the manufacture of certain products. No later than concurrent with the completion of the initial public offering of The WhiteWave Foods Company, the existing license agreement between WhiteWave-Alpro and Morningstar will terminate. In addition, WhiteWave-Alpro will transfer the intellectual property that is the subject of the license agreement to Morningstar.

(m)	The adjustments primarily reflect the allocation of corporate and shared service costs to WhiteWave-Alpro. These allocations include costs related to corporate and shared services such as executive management, supply chain, information technology, legal, finance and accounting, investor relations, human resources, risk management, tax, treasury, and other services, as well as stock-based compensation expense attributable to WhiteWave-Alpro employees and an allocation of stock-based compensation attributable to employees of Dean Foods. In addition, the adjustments for the six months ended June 30, 2012 include $4.0 million of transaction services costs related to this offering.